Exhibit 5.1

Wexler, Burkhart, Hirschberg &Unger, LLP

377 Oak Street

Garden City, NY 11530

October 10, 2017

Delcath Systems, Inc.

1633 Broadway

22nd Floor, Suite C

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel to Delcath Systems, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of up to                      units (the “Units”) (each consisting of a share of common stock of the Company and a warrant to purchase one share of common stock),                  shares of common stock of the Company, par value $0.01 per share (the “Shares”) and                  warrants to purchase common stock (the “Warrants”) and the shares of common stock of the Company issuable from time to time upon exercise of the Warrants (the “Warrant Shares”); up to                  pre-funded units (the “Pre-Funded Units”), each consisting of a pre-funded warrants to purchase shares (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”) and any shares issuable upon exercise of the Pre-funded Warrants (the “Pre-Funded Warrant Shares”; the Units, Shares, Warrants, Warrant Shares, Pre-Funded Units, Pre-Funded Warrants and Pre-Funded Warrant Shares are collectively referred to herein as the “Securities”), issued by the Company. The Securities are to be sold by the Company pursuant to an Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Oppenheimer & Co. Inc. the form of which is to be filed as Exhibit 1.1 to the Registration Statement. As noted in the Prospectus, for each Pre-Funded Unit sold, the number of Units sold will be decreased on a one-for-one basis.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, (ii) the Company’s certificate of incorporation, as amended to date, (iii) the Company’s by-laws, as amended to date, and (iv) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that I have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.

Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.    the Securities have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable;

2.    the Warrants and Pre-Funded Warrants have been duly authorized for issuance, and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability; and

3.    the Warrant Shares and Pre-Funded Warrant Shares have been duly authorized, and when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and Warrants, will be validly issued, fully paid and non-assessable.

We express no opinion other than as to the federal laws of the United States of America, the laws of New York State, and the Delaware General Corporation Law (also including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the forgoing). We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are “experts” under the Securities Act or under the rules and regulations of the Commission relating thereto with respect to any part of the Registration Statement.

Very truly yours,

/s/ Jolie G. Kahn, Esq.